UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

ELLINGTON FINANCIAL LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Avenue

Old Greenwich, CT 06870

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (203) 698-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2012, Ellington Financial LLC (the “Company”) held its annual meeting of shareholders. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. The final voting results for each of the matters submitted to a vote of the shareholders at the annual meeting are set forth below.

Election of Directors:

Votes regarding the election of five directors, each of whom was elected for a term expiring at the 2013 annual meeting or until such time as his successor is elected and qualified, were as follows:

	For	Withheld	Broker Non-Votes
Thomas F. Robards	11,458,740	24,231	3,860,120
Michael W. Vranos	11,402,154	80,817	3,860,120
Laurence Penn	11,462,440	20,531	3,860,120
Ronald I. Simon, Ph.D.	11,456,726	26,245	3,860,120
Edward Resendez	11,458,365	24,606	3,860,120

Say on Pay:

Votes on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
11,422,703	53,518	6,750	3,860,120

Ratification of Accountants:

Votes regarding the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 were as follows:

For	Against	Abstentions	Broker Non-Votes
15,312,299	8,137	22,655	N/A*

*	No broker non-votes arose in connection with this proposal due to the fact that the proposal was considered “routine” under the New York Stock Exchange Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELLINGTON FINANCIAL LLC
(Registrant)

Date: May 16, 2012	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer